EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Flora Growth Corp. of our report dated April 20, 2021, relating to the consolidated financial statements for the year ended December 31, 2020 and the period from incorporation (March 13, 2019) through December 31, 2019, appearing in the Registration Statement on Form F‑1 of Flora Growth Corp. (File No. 333-261123).

Vancouver, Canada	Chartered Professional Accountants

February 11, 2022